AMSC Reports Third Quarter Fiscal 2016 Financial Results and Provides Business Outlook
Company to host conference call today at 10:00 am ET

Devens, MA – February 6, 2017 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its third quarter of fiscal 2016 ended December 31, 2016.

Revenues for the third quarter of fiscal 2016 were $27.1 million, compared with $25.8 million for the same period of fiscal 2015. Revenues in both the Wind and Grid segments increased year-over-year.

AMSC’s net loss for the third quarter of fiscal 2016 decreased to $2.8 million, or $0.20 per share, from $3.0 million, or $0.22 per share, for the same period of fiscal 2015. The Company’s non-GAAP net loss for the third quarter of fiscal 2016 was $2.9 million, or $0.21 per share, which was improved compared with a non-GAAP net loss of $4.9 million, or $0.36 per share, in the same period of fiscal 2015. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash at December 31, 2016 totaled $26.0 million, compared with $26.6 million at September 30, 2016.

“Revenues were seasonally stronger in our Wind segment in the third quarter, while our Grid revenues continued to achieve year-over-year growth,” said Daniel P. McGahn, President and CEO, AMSC. “In the third quarter, we demonstrated significant improvement in our operating results relative to the first and second quarters of fiscal 2016, with positive operating cash flow in the third quarter. We expect our revenues in the fourth quarter of fiscal 2016 to be strong as well.”

Business Outlook
For the fourth quarter ending March 31, 2017, AMSC expects that its revenues will be in the range of $22.0 million to $26.0 million. The Company’s net loss for the fourth quarter of fiscal 2016 is expected to be less than $5.5 million, or $0.39 per share. The Company's non-GAAP net loss (as defined below) is expected to be less than $5.0 million, or $0.36 per share. The Company expects a minimal cash burn of less than $2.0 million in the fourth quarter.

AMSC Reports Q3FY16 Results	Page 2

Conference Call Reminder
In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 888-240-1347 and using conference ID 6209539.

About AMSC (NASDAQ: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

AMSC Reports Q3FY16 Results	Page 3

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this release about our expectations regarding anticipated financial results, strong revenues in the fourth quarter and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox, and shipments to Inox may not occur in the time frame we expect; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor (“HTS”) products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; We have operations in and depend on sales in emerging markets, including India and China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these countries; We face risks related to our intellectual property; We face risks related to our legal proceedings; and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2016, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q3FY16 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Revenues
Wind	$18,248	$17,229	$36,822	$48,976
Grid	8,900	8,543	22,178	19,523
Total revenues	27,148	25,772	59,000	68,499

Cost of revenues	22,107	19,263	50,992	55,758

Gross profit	5,041	6,509	8,008	12,741

Operating expenses:
Research and development	2,985	2,759	8,804	8,924
Selling, general and administrative	6,077	7,023	19,640	21,331
Impairment loss	—	—	—	779
Amortization of acquisition related intangibles	39	39	118	118
Total operating expenses	9,101	9,821	28,562	31,152

Operating loss	(4,060)	(3,312)	(20,554)	(18,411)

Change in fair value of derivatives and warrants	101	(1,092)	667	409
Gain on sale of minority interest	325	2,511	325	2,511
Interest expense, net	(89)	(238)	(331)	(841)
Other income (expense), net	873	(20)	481	(1,189)
Loss before income tax expense	(2,850)	(2,151)	(19,412)	(17,521)

Income tax (benefit) expense	(82)	806	1,036	2,256

Net loss	$(2,768)	$(2,957)	$(20,448)	$(19,777)

Net loss per common share
Basic	$(0.20)	$(0.22)	$(1.49)	$(1.52)
Diluted	$(0.20)	$(0.22)	$(1.49)	$(1.52)

Weighted average number of common shares outstanding
Basic	13,792	13,539	13,746	13,052
Diluted	13,792	13,539	13,746	13,052

AMSC Reports Q3FY16 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	December 31, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$25,063	$39,330
Accounts receivable, net	15,863	19,264
Inventory	19,442	18,512
Prepaid expenses and other current assets	3,097	5,778
Restricted cash	795	457
Total current assets	64,260	83,341

Property, plant and equipment, net	45,114	49,778
Intangibles, net	436	854
Restricted cash	140	934
Deferred tax assets	115	96
Other assets	176	315
Total assets	$110,241	$135,318

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$18,354	$23,156
Note payable, current portion, net of discount of $47 as of December 31, 2016 and $42 as of March 31, 2016	1,453	2,624
Derivative liabilities	2,560	3,227
Deferred revenue	15,997	12,000
Total current liabilities	38,364	41,007

Note payable, net of discount of $133 as of March 31, 2016	—	1,367
Deferred revenue	7,974	9,269
Deferred tax liabilities	63	63
Other liabilities	47	63
Total liabilities	46,448	51,769

Stockholders' equity:
Common stock	143	141
Additional paid-in capital	1,014,365	1,011,813
Treasury stock	(1,371)	(881)
Accumulated other comprehensive (loss) income	(712)	660
Accumulated deficit	(948,632)	(928,184)
Total stockholders' equity	63,793	83,549
Total liabilities and stockholders' equity	$110,241	$135,318

AMSC Reports Q3FY16 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended December 31,
	2016	2015
Cash flows from operating activities:

Net loss	$(20,448)	$(19,777)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	5,606	6,050
Stock-based compensation expense	2,266	2,542
Impairment loss	—	746
Provision for excess and obsolete inventory	1,074	1,835
Write-off prepaid taxes	—	289
Gain from sale of minority interest investments	(325)	(2,155)
Change in fair value of derivatives and warrants	(667)	(409)
Non-cash interest expense	127	290
Other non-cash items	(937)	694
Changes in operating asset and liability accounts:
Accounts receivable	3,213	(7,156)
Inventory	(2,294)	3,288
Prepaid expenses and other current assets	2,283	5,800
Accounts payable and accrued expenses	(4,031)	(34)
Deferred revenue	3,598	198
Net cash used in operating activities	(10,535)	(7,799)

Cash flows from investing activities:
Net cash provided by investing activities	357	4,856

Cash flows from financing activities:
Net cash (used in)/provided by financing activities	(3,657)	19,202

Effect of exchange rate changes on cash and cash equivalents	(432)	(312)

Net (decrease)/increase in cash and cash equivalents	(14,267)	15,947
Cash and cash equivalents at beginning of year	39,330	20,490
Cash and cash equivalents at end of year	$25,063	$36,437

AMSC Reports Q3FY16 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2016	2015	2016	2015
Net loss	$(2,768)	$(2,957)	$(20,448)	$(19,777)
Gain on sale of interest in minority investments, net of tax effect	(325)	(2,354)	(325)	(2,354)
Stock-based compensation	613	708	2,266	2,542
Amortization of acquisition-related intangibles	39	39	118	118
Impairment loss	—	—	—	779
Consumption of zero cost-basis inventory	(478)	(1,543)	(1,118)	(3,612)
Change in fair value of derivatives and warrants	(101)	1,092	(667)	(409)
Non-cash interest expense	30	83	127	290
Tax effect of adjustments	77	$—	179	—
Non-GAAP net loss	$(2,913)	$(4,932)	$(19,868)	$(22,423)

Non-GAAP net loss per share	$(0.21)	$(0.36)	$(1.45)	$(1.72)
Weighted average shares outstanding - basic and diluted	13,792	13,539	13,746	13,052

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In millions, except per share data)

Three months ending
March 31, 2017
Net loss	$(5.5)
Stock-based compensation	0.6
Consumption of zero-cost inventory	(0.1)
Non-GAAP net loss	$(5.0)
Non-GAAP net loss per share	$(0.36)
Shares outstanding	14.0

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges, net of any tax effects related to these items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company also regards non-GAAP net loss as a useful measure of operating performance to complement operating loss, net loss and other GAAP financial performance measures. In addition, the Company uses non-GAAP net loss as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.
Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net loss is set forth in the table above.

AMSC Contact:
Brion D. Tanous

AMSC Reports Q3FY16 Results	Page 8

AMSC Investor Relations
Phone: 424-634-8592
Email: Brion.Tanous@amsc.com